UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 13, 2004

CARE CONCEPTS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 E. McNab Road, Pompano Beach, Florida 33060

(Address of Principal Executive Office) (Zip Code)

(954) 786-2510

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 2.     Acquisition or Disposition of Assets

On April 14, 2004, Care Concepts I, Inc. (the “Company”), Carl Foster, and Foster Sports, Inc., a Florida corporation entered into a Stock Purchase Agreement under which the Company acquired an 80% interest in Foster Sports, Inc. in consideration for 480,000 shares of the Company’s common stock, subject to the following vesting requirements:

Within 120 days of each April 1, 2005 and April 1, 2006, the Company shall deliver to Carl Foster a report of the Net Income of Foster Sports, Inc. for the 12 month period then ended. In the event that Foster Sports, Inc.’s operations produce Net Income for the 12 month period ending April 1, 2005 (the “2005 Net Income”) is greater than $349,547 (“2005 Targeted Amount”), Carl Foster shall have earned 118,750 of the Company’s Common Shares (25% of the Company Common Shares). In the event that Foster Sports, Inc.’s operations produce Net Income for the 12 month period ended April 1, 2006 (the “2006 Net Income”) of greater than $650,000 (the “2006 Targeted Amount”), Carl Foster shall have earned all of Company’s Common Shares. In the event that Foster Sports, Inc. does not meet the 2006 Targeted Amount but meets the 2005 Targeted Amount, Carl Foster shall earn 118,750 of the Company Common Shares (25% of the Company’s Common Shares). In the event that the 2006 Net Income for Foster Sports, Inc. does not equal or exceed the 2006 Targeted Amount, Carl Foster shall nevertheless be entitled to earn a pro rata portion of the Company’s Common Shares as follows:

	Under 2005 Targeted Amount Number of Buyer Common Shares	Above 2005 Targeted Amount Number of Buyer Common Shares
2006 Net Income

$500,000 to $550,000	25%	18.75%

$551,000 to $600,000	50%	37.50%

$601,000 to $650,000	75%	56.25%

$651,000 forward	100%	75.00%

“Net Income” shall be the Net Income of Foster Sports, Inc. as determined according to GAAP consistently applied. For purposes of any income calculation, the Company may allocate up to $71,000 annually general administrative or overhead expenses to Foster Sports, Inc. The Company may also allocate any financing costs to the Company for amounts advanced or loaned to Foster Sports after the Closing Date.

The Company agrees that through the period ended April 1, 2006, Foster Sports, Inc. shall (a) operate within Company as either a subsidiary or separate division and (b) the business of Foster Sports, Inc. shall be conducted by the Company as conducted by Foster Sports, Inc. prior to April 14, 2004. Carl Foster will remain president of Foster Sports, Inc. and is empowered to enter into agreements and contractual relationships so long as such agreements and relationships are within a budget, the terms of which were agreed to by the Company and Foster Sports, Inc. The budget includes an annual salary payable to Mr. Foster. Any agreement or expenditure above the budgeted amount shall require the approval of the Company. Carl Foster will submit to the Company for its comment, revision and approval the quarterly and updated annual operating capital budgets for Foster Sports, Inc.

Foster Sports, Inc. is a South Florida based sports media company that holds all programming rights to radio station WFLL 1400 AM, The Fan. Carl Foster, the president of Foster Sports, Inc., is a 25-year sports reporting veteran and radio personality. Foster Sports produces sports radio talk shows as well as additional programming during the NFL and college football season. Foster Sports also circulates a web-based newsletter to approximately 1.5 million sports fans on a weekly basis. Foster Sports intends to air live programming on 1400 AM commencing early May.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1. A press release announcing the execution of the Stock Purchase Agreement was issued on April 14, 2004 and filed on Form 8-K dated April 14, 2004.

The foregoing description of the acquisition of Foster Sports, Inc. is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Item 7.   Financial Statements and Exhibits

(a)

Financial Statements

The Company shall file financial statements for the periods specified in Rule 3-05 of Regulation S-X by an amendment to this Form 8-K within 60 days from the due date of this filing.

(b)

Pro Forma Financial Information

The Company shall file pro forma financial information required pursuant to Article 11 of Regulation S-X by an amendment to this Form 8-K within 60 days from the due date of this filing.

(c)

Exhibits.

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement dated April 14, 2004 by and among Care Concepts I, Inc., Carl Foster and Foster Sports, Inc.
99.1	Joint Press Release by Care Concepts I, Inc. and Foster Sports, Inc. on April 14, 2004 (previously filed on Form 8-K dated April 14, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Care Concepts I, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CONCEPTS I, INC.

Dated: April 15, 2004	By:	/s/ STEVE MARKLEY
Name: Steve Markley Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement dated April 14, 2004 by and among Care Concepts I, Inc., Carl Foster and Foster Sports, Inc.
99.1	Joint Press Release by Care Concepts I, Inc. and Foster Sports, Inc. on April 14, 2004 (previously filed on Form 8-K dated April 14, 2004).